Exhibit 10.33.4
Prepared by and Upon
Recordation Return to:

Attention:

Space above for Recorder’s Use
THIS MORTGAGE COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES AND IS TO BE RECORDED IN THE REAL ESTATE RECORDS AS A FIXTURE FILING

individually and collectively, as mortgagor (Mortgagor)
to

, as mortgagee (Mortgagee)
[FEE], [LEASEHOLD] [AND] [SUBLEASEHOLD] MORTGAGE,
FIXTURE FILING AND SECURITY AGREEMENT

Dated:	As of , 20___

Location:

County:

File No.:

     THIS [FEE], [LEASEHOLD] [AND] [SUBLEASEHOLD] MORTGAGE, FIXTURE FILING AND SECURITY AGREEMENT (this “Security Instrument”) is made as of the       day of                     , 20     , by [                    , a(n)                     , as [fee owner and] mortgagor, having its principal place of business at                      (“Owner”),                     , a(n)                     , having its principal place of business at                      (“Ground Lessee”), as ground lessee and mortgagor, and                     , a(n)                     , having its principal place of business at                      (“Operating Lessee”, and together with Ground Lessee, each, a “                     Borrower” and collectively, the “                     Borrowers”), as operating lessee and mortgagor (Owner, Ground Lessee and Operating Lessee being sometimes referred to hereinafter, individually, as a “Mortgagor” or, collectively, as “Mortgagors”)], to FORTRESS CREDIT CORP., a Delaware corporation (“FCC”), having its principal place of business at c/o Drawbridge Special Opportunities Fund LP, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, in its capacity as the Administrative Agent for the Lenders under the Loan Agreement (in such capacity, “Mortgagee”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement (defined below).
RECITALS:
     [WHEREAS, Owner owns the fee simple interest in the real property described in Exhibit A attached hereto and made a part hereof (the “Land”);]
     [WHEREAS, Ground Lessee is the owner of the leasehold estate created pursuant to that certain Ground Lease dated                     , 20     , by and between Owner, as lessor, and Ground Lessee, as lessee, and evidenced by that certain [Memorandum of Lease] recorded in the                                          on                     , 20     , as modified by [list modification instruments] [to be] recorded [concurrently herewith] in the                      (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Ground Lease”)];
     [WHEREAS, Operating Lessee is the owner of the subleasehold estate created pursuant to that certain Lease Agreement dated                     , 20     , by and between Owner [(formerly known as                     )], as lessor, and                     , as lessee, as modified by [list modification instruments] [to be] recorded [concurrently herewith] in the                     , and assigned by [list assignment instruments] [to be] recorded [concurrently herewith] in the                     , and evidenced by that certain [Memorandum of Lease] recorded in the                      (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Operating Lease”)];
     WHEREAS, the                      Borrowers and certain other parties, collectively, as borrowers (together with the                      Borrowers, collectively, the “Borrowers”), Mortgagee, as Administrative Agent, and FCC, in its capacity as Initial Lender, and certain other Persons, collectively, as lenders, have entered into that certain Credit Agreement dated as of the date hereof, as modified by that certain Letter Agreement dated as of the date hereof, between Administrative Agent, Initial Lender, Borrowers and FelCor Lodging Limited Partnership (as so modified, and as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Mortgagee and the other lenders named therein have agreed to make a loan (the “Loan”) to the

Borrowers in the original principal sum of TWO HUNDRED TWELVE MILLION and 00/100 Dollars ($212,000,000.00), which Loan shall be evidenced by the Note;
     WHEREAS,                      Borrowers are obligated under the Loan Agreement to grant to Mortgagee as security for the payment and performance of the Obligations a valid, enforceable, first-priority mortgage lien on the Property (hereinafter defined);
     WHEREAS, Owner owns 100% of the direct and indirect equity interests in the                      Borrowers, and Owner will derive significant benefits if the Borrowers consummate the transactions contemplated in the Loan Agreement. [The Loan Agreement requires Owner to execute, acknowledge and deliver a mortgage encumbering Owner’s fee simple interest in the Property, and pursuant to Section 6.01(a) of the Ground Lease, Owner is required, upon the request of Ground Lessee, to subject Owner’s fee simple estate in the Property to a security instrument encumbering the Leasehold Estate (hereinafter defined)];
     WHEREAS, Mortgagors are entering into this Security Instrument pursuant to the terms of the Loan Agreement, to secure the payment, fulfillment, and performance by                      Borrowers of their obligations thereunder and under the other Loan Documents, and each and every term and provision of the Loan Agreement, the Note, and that certain Assignment of Leases and Rents dated the date hereof, made by Mortgagors in favor of Mortgagee and delivered in connection with this Security Instrument (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Assignment of Leases”), including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument (the Loan Agreement, the Note, this Security Instrument, the Assignment of Leases and all other documents evidencing or securing the Obligations (including all additional mortgages, deeds of trust, deeds to secure debt and assignments of leases and rents) or executed or delivered in connection therewith, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, are hereinafter referred to collectively as the “Loan Documents”); and
     WHEREAS, it is in the best interest of [Owner, Ground Lessee and Operating Lessee] to execute this Security Instrument inasmuch as the                      Borrowers will derive substantial benefits from this Loan.
     NOW, THEREFORE, in consideration of the making of the Loan by Administrative Agent, FCC and the other Lenders to the Borrower and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:
ARTICLE 1 — GRANTS OF SECURITY
     Section 1.1 Property Mortgaged. That for and in consideration of the sum of TEN AND 00/100 DOLLARS and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,
          [(A) Owner does hereby irrevocably grant, bargain, sell, pledge, assign, warrant, transfer and convey to Mortgagee, and grant a security interest to Mortgagee in, the fee simple estate of Owner, now owned or hereafter acquired in and to the Land, subject to the Permitted Liens];

          [(B) Ground Lessee does hereby irrevocably grant, bargain, sell, pledge, assign, warrant, transfer and convey to Mortgagee, and grant a security interest to Mortgagee in, the Ground Lease and the leasehold estate created thereby (the “Leasehold Estate”), subject to the Permitted Liens; and]
          [(C) Operating Lessee does hereby irrevocably grant, bargain, sell, pledge, assign, warrant, transfer and convey to Mortgagee, and grant a security interest to Mortgagee in, the Operating Lease and the subleasehold estate created thereby in the Land, subject to the Permitted Liens;]
          TOGETHER WITH, in the case of each of [Owner, Ground Lessee and Operating Lessee], all right, title, interest and the estate of each of the Mortgagors now owned or hereafter acquired in and to the following property, rights, interests and estates (the foregoing property, rights, interests and estates, together with the following property, rights, interests and estates being hereinafter collectively referred to as the “Property”):
          (a) [Ground Lease. The Ground Lease and the Leasehold Estate, including all assignments, modifications, extensions and renewals of the Ground Lease and all credits, deposits, options, privileges and rights of Ground Lessee as tenant under the Ground Lease, including, but not limited to, the right, if any, to renew or extend the Ground Lease for a succeeding term or terms, and also including all the right, title, claim or demand whatsoever of Ground Lessee either in law or in equity, in possession or expectancy, of, in and to Ground Lessee’s right, as tenant under the Ground Lease, to elect under the Bankruptcy Code to terminate or treat the Ground Lease as terminated or to consent to the transfer of Owner’s interest in the Land and the Improvements free and clear of the Ground Lease under Section 363 of the Bankruptcy Code in the event of (i) the bankruptcy, reorganization or insolvency of Owner, and (ii) (A) the rejection of the Ground Lease by Owner, as debtor in possession, or by a trustee for Owner, pursuant to Section 365 of the Bankruptcy Code or (B) any attempt by Owner, as debtor in possession, or by a trustee for Owner, to transfer Owner’s interest in the Land and the Improvements under Section 363 of the Bankruptcy Code;]
          (b) [Operating Lease. The Operating Lease and the subleasehold estate created thereby, including all assignments, modifications, extensions and renewals of the Operating Lease and all credits, deposits, options, privileges and rights of Operating Lessee as tenant under the Operating Lease, including, but not limited to, rights of first refusal, if any, and the right, if any, to renew or extend the Operating Lease for a succeeding term or terms, and also including all the right, title, claim or demand whatsoever of Operating Lessee either in law or in equity, in possession or expectancy, of, in and to Operating Lessee’s right, as tenant under the Operating Lease, to elect under Section 365(h)(l) of the Bankruptcy Code, Title 11 U.S.C.A. §101 et seq. (the “Bankruptcy Code”) to terminate or treat the Operating Lease as terminated in the event of (i) the bankruptcy, reorganization or insolvency of the lessor thereunder, and (ii) the rejection of the Operating Lease by the lessor thereunder, as debtor in possession, or by a trustee for the lessor thereunder, pursuant to Section 365 of the Bankruptcy Code;]
          (c) Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagors for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

          (d) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”);
          (e) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements, including, but not limited to, those arising under and by virtue of the [Operating Lease], and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagors of, in and to the Land and the Improvements, including, but not limited to, those arising under and by virtue of [the Ground Lease and/or the Operating Lease] and every part and parcel thereof, with the appurtenances thereto;
          (f) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures, inventory and goods), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, but not limited to, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, silverware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other tangible property of every kind and nature whatsoever owned by Mortgagors, or in which Mortgagors have or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagors, or in which Mortgagors have or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Mortgagors in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

          (g) Leases and Rents. All leases [(including the Ground Lease)], subleases [(including the Operating Lease)], rental agreements, registration cards and agreements, if any, and other agreements, whether or not in writing, affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into and all extensions, amendments and modifications thereto, whether before or after the filing by or against Mortgagors of any petition for relief under the Bankruptcy Code (the “Leases”) and all right, title and interest of Mortgagors, their respective successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees’ obligations thereunder, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues, registration fees, if any, and profits (including all oil and gas or other mineral royalties and bonuses and all rents, revenues, bonus money, royalties, rights and benefits accruing to Mortgagors under all present and future oil, gas and mineral leases on any parts of the Land and the Improvements) from the Land and the Improvements, all income, rents, room rates, issues, profits, revenues, deposits, accounts and other benefits from the operation of the hotel on the Land and/or the Improvements, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Land and/or Improvements, or personalty located thereon, or rendering of services by Mortgagors or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others including, without limitation, from the rental of any office space, retail space, commercial space, guest room or other space, halls, stores or offices, including any deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the Land and/or the Improvements whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations;
          (h) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Land, the Improvements, the Personal Property and the other Property granted under this Section 1.1, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;
          (i) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Land, the Improvements, the Personal Property and the other Property granted under this Section 1.1, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;
          (j) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Land, the Improvements, the

Personal Property and the other Property granted under this Section 1.1 as a result of tax certiorari or any applications or proceedings for reduction;
          (k) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;
          (l) Rights. The right, in the name and on behalf of each of the Mortgagors, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Mortgagee in the Land, the Improvements, the Personal Property and the other Property granted under this Section 1.1;
          (m) Agreements. Except for the Franchise Agreement (hereinafter defined), all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of any of the Mortgagors therein and thereunder, including, without limitation, the right, upon the happening of any Event of Default to receive and collect any sums payable to any of the Mortgagors thereunder;
          (n) Intangibles. All trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records, tenant or guest lists, advertising materials, telephone exchange numbers identified in such materials and all other general intangibles relating to or used in connection with the operation of the Land, the Improvements and the Personal Property;
          (o) Accounts. All Accounts, Account Collateral, reserves, escrows and deposit accounts maintained by any of the Mortgagors with respect to the Property, including, without limitation, the Property Accounts, the Concentration Accounts and the Lockbox Account, and all complete securities, investments, property and financial assets held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;
          (p) Causes of Action. All causes of action and claims (including, without limitation, all causes of action or claims arising in tort, by contract, by fraud or by concealment of material fact) against any Person for damages or injury to the Property or in connection with any transactions financed in whole or in part by the proceeds of the Loan (“Causes of Action”);
          (q) Interest Rate Cap Agreement. All right, title, interest and claim of any of the Mortgagors in, to, under or pursuant to any interest rate cap confirmation purchased by any of the Mortgagors pursuant to the terms of the Loan Documents (the “Confirmation”), together with the corresponding interest rate cap agreement relating thereto (the “Rate Agreement”), and in, to, under or pursuant to any and all amendments, supplements and additions thereto (the Confirmation and the Rate Agreement, together with any amendments, additions or supplements thereto being hereinafter collectively referred to as the “Cap Agreement”), and all claims of Mortgagors for breach by any counterparty of any covenant, agreement, representation or warranty contained in the Cap Agreement;

          (r) Accounts Receivables. All right, title and interest of each of the Mortgagors arising from the operation of the Land and the Improvements in and to all payments for goods or property sold or leased or for services rendered, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper, (hereinafter referred to as “Accounts Receivable”) including, without limiting the generality of the foregoing, (i) all accounts, contract rights, book debts, and notes arising from the operation of a hotel on the Land and the Improvements or arising from the sale, lease or exchange of goods or other property and/or the performance of services, (ii) each of the Mortgagors’ rights to payment from any consumer credit/charge card organization or entities which sponsor and administer such cards as the American Express Card, the Visa Card and the Mastercard, (iii) each of the Mortgagors’ rights in, to and under all purchase orders for goods, services or other property, (iv) each of the Mortgagors’ rights to any goods, services or other property represented by any of the foregoing, (v) monies due to or to become due to each of the Mortgagors under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of the respective Mortgagor) and (vi) all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing. Accounts Receivable shall include those now existing or hereafter created, substitutions therefor, proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom;
          (s) Security Interests. All right, title and interest of lessor under the [Operating Lease] as secured party in the personal property and collateral pursuant to the security interest granted by [Operating Lessee] to the lessor thereunder in the [Operating Lease] (the “Operating Lease Security Agreement”);
          (t) Proceeds. All proceeds of any of the foregoing items set forth in Subsections (a) through (s) above, including, without limitation, Insurance Proceeds and Awards and Causes of Action which may at any time be converted into cash or liquidation claims; and
          (u) Other Rights. Any and all other rights of Mortgagors in and to the items set forth in Subsections (a) through (t) above.
     Section 1.2 Assignment of Leases and Rents. Each of the Mortgagors hereby absolutely and unconditionally assigns to Mortgagee all of such Mortgagor’s right, title and interest in and to all current and future Leases and Rents [and the Operating Lease Security Agreement]; it being intended by Mortgagors that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2, Section 9.1(h) of this Security Instrument and the Loan Agreement, Mortgagee grants to Mortgagors a revocable license to collect and receive the Rents. Subject to the terms of the Loan Agreement relating to cash management at the Property, Mortgagors shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Obligations, for use in the payment of such sums.
     Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagors in the Property. By executing and delivering this Security Instrument, each of the Mortgagors hereby grants to Mortgagee, as security for the

Obligations, a security interest in the Personal Property and the other collateral given as security for the repayment of the Obligations (whether denominated as part of the Property or otherwise) to the extent that under applicable law the same would be governed by the Uniform Commercial Code (collectively, “UCC Collateral”) to the full extent that the Personal Property and other UCC Collateral may be subject to the Uniform Commercial Code.
     Section 1.4 Pledge of Monies Held. Mortgagors hereby pledge to Mortgagee any and all monies now or hereafter held by Mortgagee, including, without limitation, any sums deposited in the Reserve Funds, the Accounts, Net Proceeds and Awards, as additional security for the Obligations until expended or applied as provided in the Loan Agreement or this Security Instrument.
     Section 1.5 Fixture Filing. Without in any manner limiting the generality of any of the other provision of this Security Instrument: (a) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Land described or to which reference is made herein or on Exhibit A attached to this Security Instrument; (b) this Security Instrument is to be filed of record in the real estate records as a financing statement and shall constitute a “fixture filing” for purposes of the Uniform Commercial Code; and (c) Mortgagors are the record owners of the real estate or interests in the real estate constituting the Property hereunder, subject to the Permitted Liens. Information concerning the security interest herein granted may be obtained at the addresses set forth on the first page hereof. This Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real property or other applicable records in the office of the County Clerk or Recorder, as applicable, where the Property (including said fixtures) is situated. This Security Instrument shall also be effective as a financing statement covering as-extracted minerals or the like (including oil and gas) and accounts subject to the applicable provisions of the Uniform Commercial Code of the State in which the Property is located, if applicable. The address of the Debtor (Mortgagor) is set forth on the first page hereof and the address of the Secured Party (Mortgagee) is set forth below. In that regard, the following information is provided:

Name of First Debtor:

Type of Organization:	[Limited Partnership] [Limited Liability Company]

State:	[Delaware]

Organizational ID Number:	[Delaware ]

Name of Secured Party:	Fortress Credit Corp., as Administrative Agent

Address of Secured Party:	c/o Drawbridge Special Opportunities Fund LP 1345 Avenue of the Americas, 46th Floor New York, New York 10105 Attention: James K. Noble, III, Esq.

Name of Second Debtor:

Type of Organization:	[Limited Partnership] [Limited Liability Company]

State:	[Delaware]

Organizational ID Number:	[Delaware ]

Name of Secured Party:	Fortress Credit Corp., as Administrative Agent

Address of Secured Party:	c/o Drawbridge Special Opportunities Fund LP 1345 Avenue of the Americas, 46th Floor New York, New York 10105 Attention: James K. Noble, III, Esq.

Name of Third Debtor:

Type of Organization:	[Limited Partnership] [Limited Liability Company]

State:	[Delaware]

Organizational ID Number:	[Delaware ]

Name of Secured Party:	Fortress Credit Corp., as Administrative Agent

Address of Secured Party:	c/o Drawbridge Special Opportunities Fund LP 1345 Avenue of the Americas, 46th Floor New York, New York 10105 Attention: James K. Noble, III, Esq.

     Section 1.6 Conditions to Grant. TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Mortgagee, and for its successors and assigns, forever, subject to the Permitted Liens; PROVIDED, HOWEVER, these presents are upon the express condition that, if                     Borrowers shall well and truly pay to Mortgagee the Obligations at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument, shall well and truly perform the Other Obligations (hereinafter defined) as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Note and in the Loan Agreement, these presents and the estate hereby granted shall cease, terminate and be void.
ARTICLE 2 — DEBT AND OBLIGATIONS SECURED
     Section 2.1 Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Obligations, including without limitation:
          (a) the payment of the indebtedness evidenced by the Note in lawful money of the United States of America;
          (b) the payment of interest, default interest, late charges and other sums, as provided in the Note, the Loan Agreement, this Security Instrument or the other Loan Documents;
          (c) the payment of the Breakage Costs, if any;
          (d) the payment of all other moneys agreed or provided to be paid by Borrowers in the Note, the Loan Agreement, this Security Instrument or the other Loan Documents;
          (e) the payment of all sums advanced pursuant to the Loan Agreement or this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and
          (f) the payment of all sums advanced and costs and expenses incurred by Mortgagee in connection with the Obligations or any part thereof, any modification, amendment, renewal, extension, or change of or substitution for the Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Mortgagors or Mortgagee.
     Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the “Other Obligations”):
          (a) the performance of all other obligations of Mortgagors contained herein;
          (b) the performance of each obligation of Mortgagors contained in any other agreement given by the applicable Mortgagor to Mortgagee which is for the purpose of further securing the obligations secured hereby, and any renewals, extensions, substitutions, replacements, amendments, modifications and changes thereto; and

          (c) the performance of each obligation of Mortgagors contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement, this Security Instrument or the other Loan Documents.
ARTICLE 3 — MORTGAGOR COVENANTS
     Mortgagors covenant and agree as follows:
     Section 3.1 Payment of Obligations.                     Borrowers will pay and perform the Obligations at the time and in the manner provided in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.
     Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in the Loan Agreement, the Note and all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.
     Section 3.3 Insurance.                     Borrowers shall obtain and maintain, or cause to be maintained, insurance in full force and effect at all times with respect to the Borrowers and the Property as required pursuant to the Loan Agreement.
     Section 3.4 Payment of Taxes, etc.                     Borrowers shall promptly pay all Taxes and Other Charges in accordance with the terms of the Loan Agreement.
     Section 3.5 Maintenance and Use of Property.                     Borrowers shall cause the Property to be maintained in a good and safe condition and repair in accordance with the terms of the Loan Agreement. Subject to the terms of the Loan Agreement, the Improvements and the Personal Property shall not be removed, demolished or materially altered or expanded (except for normal replacement of the Personal Property) without the consent of Mortgagee. Subject to the terms of the Loan Agreement,                     Borrowers shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty, or become damaged, worn or dilapidated or which may be affected by any Condemnation and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Subject to the terms of the Loan Agreement, Mortgagors shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Mortgagors will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Mortgagee.
     Section 3.6 Waste. Mortgagors shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Mortgagors will not, without the prior written consent of Mortgagee, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.
     Section 3.7 Payment For Labor and Materials.
          (a) Subject to Section 3.7(b) below,                     Borrowers will promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property (each, a “Work Charge”) and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any Lien or security interest other than the Permitted Liens, even though inferior to the Liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional Lien or security interest other than the Liens or security interests hereof except for the Permitted Liens.                     Borrowers represent there are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.
          (b) After prior written notice to Mortgagee, any Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work Charge to Mortgagors or to the Property or any alleged non-payment of any Work Charge, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which the applicable Mortgagor is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost during the duration of such legal proceeding; (iv) the applicable Mortgagor shall promptly upon final determination thereof pay (or cause to be paid) any such Work Charge determined to be valid, applicable and unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the Property, or Mortgagors shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) Mortgagors shall furnish (or cause to be furnished) such security as may be required in the proceeding by applicable Laws or Legal Requirements, or as may be reasonably requested by Mortgagee, to insure payment of such Work Charge, together with all interest and penalties payable in connection therewith. Mortgagee may apply any such security or part thereof, as necessary to pay for such Work Charge at any time when, in the sole but reasonable judgment of Mortgagee, the validity, applicability and non-payment of such Work Charge is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost during or as a result of such legal proceeding or Work Charge.
     Section 3.8 Performance of Other Agreements. Mortgagors shall observe and perform each and every term to be observed or performed by Mortgagors pursuant to the terms of the Loan Agreement, any other Loan Documents and any agreement or recorded instrument affecting or pertaining to the Property, including, but not limited to, the [Operating Lease] and any management agreements or franchise agreements, or given by any Mortgagor to Mortgagee for the purpose of further securing the Obligations and any amendments, modifications or changes thereto.
     Section 3.9 Change of Name, Identity or Structure. Except as may be permitted under the Loan Agreement, no Mortgagor will change such Mortgagor’s name, identity (including its trade name or names) or corporate, partnership or other structure without first obtaining the prior written consent of Mortgagee. Mortgagors shall execute and deliver to Mortgagee, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Mortgagee to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Mortgagee, Mortgagors shall execute a certificate in form satisfactory to Mortgagee listing the trade names under which the applicable Mortgagor intends to operate the Property, and representing and warranting that such Mortgagor does business under no other trade name with respect to the Property.
     Section 3.10 Property Use. The Property shall be used only for a hotel and any ancillary uses relating thereto, and for no other uses without the prior written consent of Mortgagee, which consent may be withheld in Mortgagee’s sole and absolute discretion.
     Section 3.11 Compliance with Laws.
          (a) Subject to Section 7.1(b) of the Loan Agreement, Mortgagors shall promptly comply with all Laws affecting the Property, or the use thereof, including Environmental Laws.
          (b) Mortgagors shall from time to time, upon Mortgagee’s reasonable request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee that the Property complies with all Laws or is exempt from compliance with Laws.
          (c) Notwithstanding any provisions set forth herein or in any document regarding Mortgagee’s approval of alterations of the Property, Mortgagors shall not alter the Property in any manner which would materially increase Mortgagors’ responsibilities for compliance with Laws without the prior written consent of Mortgagee. Mortgagee’s approval of the plans, specifications or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Mortgagee for their completeness, design, sufficiency or their compliance with Laws. The foregoing shall apply to tenant improvements constructed by Mortgagors or by any of their tenants. Mortgagee may condition any such approval upon receipt of a certificate of compliance with Laws from an independent architect, engineer or other Person reasonably acceptable to Mortgagee.
          (d) Mortgagors shall give prompt notice to Mortgagee of the receipt by Mortgagors of any notice related to a violation of any Laws and of the commencement of any proceedings or investigations which relate to compliance with Laws.
          (e) After prior written notice to Mortgagee, Mortgagors, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Agreement or any other Loan Document; (ii) Mortgagors are permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagors or the Property is subject and shall not constitute a default thereunder; (iv) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Mortgagors shall be affected in any material adverse way as a result of initiating or prosecuting such proceeding; (v) either non-compliance with the Laws shall not impose civil or criminal liability on Mortgagors or Mortgagees or Mortgagors shall comply with the Laws during the pendency of the proceeding; (vi) Mortgagors shall have furnished the security as may be required in the proceeding or by Mortgagee to ensure compliance by Mortgagors with the Laws; and (vii) Mortgagors shall have furnished to Mortgagee all other items reasonably requested by Mortgagee.
ARTICLE 4 — REPRESENTATIONS AND WARRANTIES
     Mortgagors represent and warrant to Mortgagee that:
     Section 4.1 Warranty of Title. Mortgagors have good fee or leasehold title, as applicable, to the Property and have the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same. [(i) Owner possesses an unencumbered fee simple absolute estate, (ii) Ground Lessee possesses an unencumbered leasehold interest (created by and pursuant to the Ground Lease) in the Land and the Improvements and (iii) Operating Lessee possesses an unencumbered leasehold estate (created by and pursuant to the terms of the Operating Lease) in the Land and the Improvements]. [Owner owns the Property free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Liens]. The Permitted Liens do not and will not materially adversely affect or interfere with the value, or materially adversely affect or interfere with the current use or operation, of the Property, or the security intended to be provided by this Security Instrument or the ability of                     Borrowers to repay the Note or any other amount owing under the Note, this Security Instrument, the Loan Agreement, or the other Loan Documents or to perform its obligations thereunder in accordance with the terms of the Loan Agreement, the Note, this Security Instrument or the other Loan Documents. This Security Instrument, when properly recorded in the appropriate records, together with the Assignment of Leases and any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the Property, subject only to Permitted Liens and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, subject only to Permitted Liens. The Assignment of Leases, when properly recorded in the appropriate records, creates a valid first priority assignment of, or a valid first priority security interest in, certain rights under the related Leases, subject only to a license granted to Mortgagors to exercise certain rights and to perform certain obligations of the lessor under such Leases, including the right to operate the Property. No Person other than Mortgagors owns any interest in any payments due under such Leases that is superior to or of equal priority with the Mortgagee’s interest therein. Mortgagors shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.
ARTICLE 5 — OBLIGATIONS AND RELIANCES
     Section 5.1 Relationship of Mortgagors and Mortgagee. The relationship between Mortgagors and Mortgagee is solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with any of the Mortgagors, and no term or condition of any of the Loan Agreement, the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Mortgagors and Mortgagee to be other than that of debtor and creditor.
     Section 5.2 No Reliance on Mortgagee. The members, general partners, principals and (if any Mortgagor is a trust) beneficial owners of Mortgagors are experienced in the ownership and operation of properties similar to the Property, and Mortgagors and Mortgagee are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Mortgagors are not relying on Mortgagee’s expertise, business acumen or advice in connection with the Property.
     Section 5.3 No Mortgagee or Mortgagee Obligations. (a) Notwithstanding the provisions of Section 1.1(g), (l) and (m) or Section 1.2, Mortgagee is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.
          (b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Mortgagee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Mortgagee.
     Section 5.4 Reliance. Mortgagors recognize and acknowledge that in accepting the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, (i) Mortgagee is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 6 of the Loan Agreement and Articles 3 and 4 hereof without any obligation to investigate the Property and notwithstanding any investigation of the Property by Mortgagee; (ii) that such reliance existed on the part of Mortgagee prior to the date hereof; (iii) that the warranties and representations are a material inducement to Mortgagee in accepting the Note, the Loan Agreement, this Security Instrument and the other Loan Documents; and that Mortgagee would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 6 of the Loan Agreement and Articles 3 and 4 hereof.
ARTICLE 6 — FURTHER ASSURANCES
     Section 6.1 Recording of Security Instrument, etc. Mortgagors forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Mortgagee in, the Property.                     Borrowers will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Loan Agreement, this Security Instrument, the other Loan Documents, and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, the other Loan Documents, or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

     Section 6.2 Further Acts, etc. Mortgagors will, at the cost of Mortgagors, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the Property and rights hereby deeded, mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagors may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements. Mortgagors, on demand, will execute and deliver and hereby authorize Mortgagee, following ten (10) days’ notice to the applicable Mortgagor(s), to execute in the name of such Mortgagor(s) or without the signature of such Mortgagor(s) to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Property or any UCC Collateral. Mortgagors grant to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of, from and after an Event of Default (as defined in the Loan Agreement), exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including, without limitation, such rights and remedies available to Mortgagee pursuant to this Section 6.2.
     Section 6.3 Changes in Tax, Debt Credit and Documentary Stamp Laws.
          (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the amount of the Obligations from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the amount of the Obligations or Mortgagee’s interest in the Property,                     Borrowers will pay the tax, with interest and penalties thereon, if any. If Mortgagee is advised by counsel chosen by it that the payment of tax by                     Borrowers would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then Mortgagee shall have the option, exercisable by written notice of not less than ninety (90) days to declare the Obligations immediately due and payable.
          (b) Mortgagors will not claim or demand or be entitled to any credit or credits on account of the Obligations for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Obligations. If such claim, credit or deduction shall be required by law, Mortgagee shall have the option, exercisable by written notice of not less than ninety (90) days, to declare the Obligations immediately due and payable.
          (c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Loan Agreement, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Mortgagors will pay for the same, with interest and penalties thereon, if any.
     Section 6.4 Replacement Documents. Upon receipt of an affidavit of an officer of Mortgagee as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Documents,                     Borrowers will issue, in lieu

thereof, a replacement Note or other Loan Documents, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Documents in the same principal amount thereof and containing substantially identical terms.
     Section 6.5 Performance at Mortgagors’ Expense. Mortgagors acknowledge and confirm that Mortgagee shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of the Loan, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an “Event”). Mortgagors further acknowledge and confirm that Mortgagors shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Mortgagee or any governmental or quasi-governmental authority. Mortgagors hereby acknowledge and agree to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Mortgagee from time to time, upon the occurrence of any Event. Wherever it is provided for herein that Mortgagors pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of Mortgagee (excluding legal fees for in-house staff), whether with respect to retained firms or otherwise.
     Section 6.6 Legal Fees for Enforcement. (a) Mortgagors shall pay all reasonable legal fees incurred by Mortgagee in connection with (i) the preparation of the Loan Agreement, the Note, this Security Instrument and the other Loan Documents and (ii) the items set forth in Section 6.5 above, and (b) Mortgagors shall pay to Mortgagee on demand any and all expenses, including legal expenses and reasonable attorneys’ fees, incurred or paid by Mortgagee in protecting its interest in the Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property (including commencing any foreclosure action), whether or not any legal proceeding is commenced hereunder or thereunder, together with interest thereon at the Default Rate from the date paid or incurred by Mortgagee until such expenses are paid by Mortgagors.
ARTICLE 7 — DUE ON SALE/ENCUMBRANCE
     Section 7.1 Mortgagee Reliance. Mortgagors acknowledge that Mortgagee has examined and relied on the experience of Mortgagors and its partners, members, principals and (if any Mortgagor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Mortgagors’ ownership of the Property as a means of maintaining the value of the Property as security for payment and performance of the Obligations. Mortgagors acknowledge that Mortgagee has a valid interest in maintaining the value of the Property so as to ensure that, should Mortgagors default in the payment and performance of the Obligations, Mortgagee can recover the Obligations by a sale of the Property.
     Section 7.2 No Sale/Encumbrance. No Mortgagor nor any Restricted Party shall Transfer the Property or any part thereof or any interest therein or permit or suffer the Property or any part thereof or any interest therein to be Transferred other than as expressly permitted pursuant to the terms of the Loan Agreement.

ARTICLE 8 — PREPAYMENT
     Section 8.1 Prepayment. The Obligations may not be prepaid in whole or in part except in accordance with the express terms and conditions of the Loan Agreement.
ARTICLE 9 — RIGHTS AND REMEDIES
     Section 9.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, Mortgagors agree that Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against one or more of the Mortgagors and in and to the Property (or any portion thereof), including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:
          (a) declare the entire unpaid Obligations to be immediately due and payable; provided, however, that notwithstanding the foregoing, if and to the extent the Loan Agreement provides for automatic acceleration of the Loan upon the occurrence of certain Events of Default, such provisions with respect to automatic acceleration shall govern and control, without any further notice, demand or any other action by Mortgagee or any other Person;
          (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein (or any portion thereof) may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;
          (c) with or without entry, to the extent permitted and pursuant to the procedures provided by Law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Obligations then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Obligations not then due, unimpaired and without loss of priority;
          (d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of one or more of the Mortgagors therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by Law;
          (e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement, or in the other Loan Documents;
          (f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;
          (g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of any of the Mortgagors, any Guarantor or of any Person liable for the payment of the Obligations;

          (h) subject to any Law, the license granted to Mortgagors under Section 1.2 hereof shall automatically be revoked, and Mortgagee may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess one or more of the Mortgagors and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude one or more of the Mortgagors and their respective agents, licensees or servants wholly therefrom, and take possession of all books, records and accounts relating thereto, and each Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Mortgagee upon demand, and thereupon Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct business thereon; (ii) complete any construction on the Property in such manner and form as Mortgagee deems advisable; (iii) make reasonably necessary alterations, additions, renewals, replacements and improvements to or on the Property to preserve the same good condition; (iv) exercise all rights and powers of each of the Mortgagors with respect to the Property, whether in the name of such Mortgagor(s) or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require one or more of the Mortgagors to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagors; (vi) require one or more of the Mortgagors to vacate and surrender possession of the Property to Mortgagee or to such receiver and, in default thereof, Mortgagors may be evicted by summary proceedings or otherwise; and (vii) except as otherwise expressly provided for in the Loan Agreement, apply the receipts from the Property to the payment of the Obligations, in such order, priority and proportions as Mortgagee shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Mortgagee, its outside counsel, agents and, to the extent hired or engaged expressly and solely for this purpose, its employees;
          (i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of any UCC Collateral (including, without limitation, the Personal Property) or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the UCC Collateral (including, without limitation, the Personal Property), and (ii) request one or more of the Mortgagors at its respective expense to assemble the UCC Collateral, including without limitation, the Personal Property, and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Any notice of sale, disposition or other intended action by Mortgagee with respect to the UCC Collateral, including, without limitation, the Personal Property, sent to Mortgagors in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Mortgagors;
          (j) apply any sums then deposited in the Accounts and any other sums held in escrow or otherwise by Mortgagee in accordance with the terms of this Security Instrument, the Loan Agreement, or any other Loan Documents to the payment of the following items in any order in its sole discretion:
          (i) Taxes and Other Charges;

          (ii) Insurance Premiums;
          (iii) interest on the unpaid principal balance of the Note;
          (iv) amortization of the unpaid principal balance of the Note; or
          (v) all other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including, without limitation, advances made by Mortgagee pursuant to the terms of this Security Instrument;
          (k) surrender the Policies, collect the unearned Insurance Premiums and apply such sums as a credit on the Obligations in such priority and proportion as Mortgagee in its discretion shall deem proper, and in connection therewith, Mortgagors hereby appoint Mortgagee as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Mortgagors to collect such Insurance Premiums;
          (l) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Obligations in such order, priority and proportions as Mortgagee shall deem to be appropriate in its discretion;
          (m) foreclose by power of sale or otherwise and apply the proceeds of any recovery to the Obligations in accordance with Section 9.2 or to any deficiency under this Security Instrument;
          (n) exercise all rights and remedies under any Causes of Action, whether before or after any sale of the Property by foreclosure, power of sale, or otherwise and apply the proceeds of any recovery to the Obligations in accordance with Section 9.2 or to any deficiency under this Security Instrument; or
          (o) pursue such other remedies as Mortgagee may have under Law.
In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.
     Section 9.2 Application of Proceeds. Except as otherwise expressly set forth in the Loan Agreement, the purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Mortgagee pursuant to the Note, this Security Instrument, the Loan Agreement, or the other Loan Documents, may be applied by Mortgagee to the payment of the Obligations in such priority and proportions as Mortgagee in its discretion shall deem proper.
     Section 9.3 Right to Cure Defaults. Upon the occurrence and during the continuance of any Default or Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagors and without releasing Mortgagors from any obligation hereunder, cure any default of any of the Mortgagors’ obligation under the Loan Documents in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Obligations. The cost and expense of any cure hereunder

(including reasonable attorneys’ fees to the extent permitted by Law), with interest as provided below, shall constitute a portion of the Obligations and shall be due and payable to Mortgagee upon demand. All such costs and expenses incurred by Mortgagee in remedying such Default or Event of Default shall bear interest at the Default Rate for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee and shall be deemed to constitute a portion of the Obligations and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Mortgagee therefor.
     Section 9.4 Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Property and, after the occurrence and during the continuance of an Event of Default, to bring any action or proceeding, in the name and on behalf of any of the Mortgagors, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Property.
     Section 9.5 Recovery of Sums Required To Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a Default or Defaults by one or more of the Mortgagors existing at the time such earlier action was commenced.
     Section 9.6 Other Rights, etc. (a) The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Mortgagors shall not be relieved of Mortgagors’ obligations hereunder by reason of (i) the failure of Mortgagee to comply with any request of any Mortgagor or any Guarantor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Obligations or any portion thereof, or (iii) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, the Loan Agreement, this Security Instrument or the other Loan Documents.
          (b) It is agreed that the risk of loss or damage to the Property is on Mortgagors, and Mortgagee shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Mortgagee shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to the Property or any other UCC Collateral not in Mortgagee’s possession.
          (c) Mortgagee may resort for the payment of the Obligations to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Security Instrument. The rights of Mortgagee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

     Section 9.7 Right to Release Any Portion of the Property. Mortgagee may release any portion of the Property for such consideration as Mortgagee may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.
     Section 9.8 Violation of Laws. Subject to Section 7.1(b) of the Loan Agreement, if the Property is not in compliance with Legal Requirements, Mortgagee may impose reasonable additional requirements upon Mortgagors in connection herewith including, without limitation, monetary reserves or financial equivalents.
     Section 9.9 Right of Entry. Subject to the terms of the Loan Agreement, Mortgagee and its agents shall have the right to enter and inspect the Property at all reasonable times.
     Section 9.10 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, to the extent permitted by Law, Mortgagee shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Mortgagee and are merged with the lien and security interest created herein as cumulative security for the repayment of the Obligations, and the performance and discharge of the Obligations.
     Section 9.11 Additional Provisions. With respect to the Personal Property, until the Obligations are paid and performed in full or this Security Instrument is otherwise released by written instrument executed by Mortgagee and authorized to be recorded in the applicable public records of the jurisdiction in which the Property is located, Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagors (coupled with an interest), in Mortgagors’ names and stead, to, upon and during the continuance of any Event of Default, make all necessary conveyances, assignments, transfers and deliveries of the Personal Property, and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more Persons with such power, Mortgagors hereby ratifying and confirming all that the said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Notwithstanding the foregoing, Mortgagors, if so requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for such purpose, and as may be designated in such request. To the extent permitted by Laws, any such sale or sales made under or by virtue of this Section 9.11 shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law, or in equity, of Mortgagors in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagors and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Mortgagors. Upon any sale made under or by virtue of this Section 9.11, Mortgagee may, to the extent permitted by Laws, bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations secured hereby the net sales price after deducting therefrom the expenses of the sale and the cost of the auction and any other sums which Mortgagee is authorized to deduct by Laws or under this Security Instrument. At any sale pursuant to this Section 9.11, whether made under power herein granted, under or as otherwise authorized by applicable Laws or pursuant to Legal Requirements, or by virtue of any judicial proceeding or any other legal right, remedy or recourse, it shall not be necessary for Mortgagee to be physically present, or to have constructive possession of, the Property, and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually presented and delivered to the purchaser at such sale.
ARTICLE 10 — INDEMNIFICATIONS
     Section 10.1 General Indemnification. Mortgagors shall, at their sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnitees from and against any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for an Indemnitee) (collectively, “Losses”) imposed upon or incurred by or asserted against any Indemnitees and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (f) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan evidenced by the Note and secured by this Security Instrument provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by any Mortgagor or other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if any Mortgagor or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Any amounts payable to Mortgagee by reason of the application of this Section 10.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Mortgagee until paid.
     Section 10.2 Mortgage and/or Intangible Tax. Mortgagors shall, at their sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnitees from and against any and all Losses upon or incurred by or asserted against any Indemnitees and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Loan Agreement, the Note or any other Loan Document.
     Section 10.3 Duty to Defend; Legal Fees and other Fees and Expenses. Upon written request by any Indemnitee, Mortgagors shall defend such Indemnitee (if requested by any Indemnitee, in the name of the Indemnitee) by attorneys and other professionals reasonably approved by the Indemnitee. Notwithstanding the foregoing, any Indemnitee may, in its sole discretion, engage its own attorneys and other professional to defend or assist it, and, at the option of the Indemnitee, its attorneys shall act as co-counsel in connection with the resolution of any claim or proceeding; provided, however, that upon and during the continuance of any Event of Default under the Note, this Security Agreement or any of the other Loan Documents, the attorneys of Indemnitee shall control the resolution of any claim or proceeding. Upon demand, Mortgagors shall pay or, in the sole discretion of the Indemnitees, reimburse, the Indemnitees for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.
     Section 10.4 Environmental Indemnity; Environmental Covenants.
          (a) Simultaneously with this Security Instrument, Borrowers and Guarantor have executed and delivered the Environmental Indemnity.
          (b) Certain Loan Parties have provided representations, warranties and covenants regarding environmental matters set forth either in the Loan Agreement or in the Environmental Indemnity, and Mortgagors shall comply with the aforesaid covenants regarding environmental matters.
     Section 10.5 Mortgagee’s Rights. Mortgagee and any other Person designated by Mortgagee, including, but not limited to, any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times and on not less than one (1) Business Day advance notice to Mortgagors to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in Mortgagee’s sole (but reasonable) discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Each Mortgagor shall cooperate with and provide access to Mortgagee and any such Person designated by Mortgagee. Mortgagee agrees that it shall not exercise its rights under this Section 10.5 more frequently than once per calendar year, unless Mortgagee reasonably believes that the Property is not in full compliance with all Environmental Laws.
ARTICLE 11 — WAIVERS
     Section 11.1 Waiver of Counterclaim. Each Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Mortgagee arising out of or in any way connected with this Security Instrument, the Note, the Loan Agreement, any of the other Loan Documents, or the Obligations.
     Section 11.2 Marshalling and Other Matters. Each Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, each Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of such Mortgagor, and on behalf of each Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Legal Requirements.

     Section 11.3 Waiver of Notice. Mortgagors shall not be entitled to any notices of any nature whatsoever from Mortgagee except (a) with respect to matters for which this Security Instrument, the Loan Agreement or any other Loan Document, specifically and expressly provides for the giving of notice by Mortgagee to Mortgagors, and (b) with respect to matters for which Mortgagee is required by any Law to give notice, and except as provided above in this Section 11.3, each Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.
     Section 11.4 Waiver of Statute of Limitations. Each Mortgagor hereby expressly waives and releases to the fullest extent permitted by Law, the pleading of any statute of limitations as a defense to payment or performance of the Obligations.
     Section 11.5 Sole Discretion of Mortgagee. Wherever pursuant to this Security Instrument (a) Mortgagee exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Mortgagee, or (c) any other decision or determination is to be made by Mortgagee, the decision of Mortgagee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Mortgagee, shall be in the sole and absolute discretion of Mortgagee, except as may be otherwise expressly and specifically provided herein or in any of the other Loan Documents.
     Section 11.6 Waiver of Trial by Jury. EACH MORTGAGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH MORTGAGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
     Section 11.7 Waiver of Foreclosure Defense. Each Mortgagor hereby waives any defense such Mortgagor might assert or have by reason of Mortgagee’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Mortgagee.
     Section 11.8 Mortgagors’ Knowledge. EACH MORTGAGOR SPECIFICALLY ACKNOWLEDGES AND AGREES (a) THAT IT HAS A DUTY TO READ THIS SECURITY INSTRUMENT AND THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF, (b) THAT IT HAS IN FACT READ THIS SECURITY INSTRUMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS SECURITY INSTRUMENT, (c) THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS SECURITY INSTRUMENT AND HAS RECEIVED THE ADVICE OF SUCH COUNSEL IN CONNECTION WITH ENTERING INTO THIS SECURITY INSTRUMENT, AND (d) THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS SECURITY INSTRUMENT PROVIDE FOR (i) CERTAIN WAIVERS AND FOR (ii) THE ASSUMPTION BY ONE PARTY OF, AND/OR

RELEASE OF THE OTHER PARTY FROM, CERTAIN LIABILITIES THAT SUCH PARTY MIGHT OTHERWISE BE RESPONSIBLE FOR UNDER APPLICABLE LAWS. EACH MORTGAGOR FURTHER AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH PROVISIONS OF THIS SECURITY INSTRUMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT SUCH PROVISIONS ARE NOT “CONSPICUOUS.”
     Section 11.9 Usury Savings. It is the intent of Mortgagee and Mortgagors in the execution of the Loan Agreement and the other Loan Documents and any other written or oral agreement by Mortgagors in favor of Mortgagee to contract in strict compliance with applicable usury Laws. In furtherance thereof, Mortgagee and Mortgagors stipulate and agree that none of the terms and provisions contained in the Loan Agreement and the other Loan Documents, or in any other written or oral agreement by Mortgagors, any other Borrower or any other party to any of the other Loan Documents in favor of Mortgagee, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, or interest at a rate in excess of the maximum interest rate permitted to be charged by applicable Laws; that neither Mortgagors nor any guarantors, endorsers or other Persons now or hereafter becoming liable for payment of the Obligations are agreeing to pay at a rate in excess of the maximum interest that may be lawfully charged under applicable Laws; and that the provisions of this subsection shall control over all other provisions of the Loan Agreement and the other Loan Documents or any other oral or written agreements which may be in apparent conflict herewith. Mortgagee expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Loan or the remaining Obligations are accelerated. If the maturity of the Loan or the remaining Obligations shall be accelerated for any reason or if the principal of the Loan or the remaining Obligations are paid prior to the end of the term of the Loan or the Obligations, as applicable, and as a result thereof the interest received for the actual period of existence of the Loan or the Obligations, as applicable, exceeds the applicable maximum lawful rate, Mortgagee shall, at Mortgagee’s option, either refund to                     Borrowers the amount of such excess or credit the amount of such excess against the principal balance of the Obligations then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable Laws as a result of such excess interest. If Mortgagee shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on the Loan or the Obligations to a rate in excess of that permitted to be charged by applicable Laws, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of Mortgagee, be either immediately returned to                     Borrowers or credited against the Obligations then outstanding, in which event any and all penalties of any kind under applicable Laws as a result of such excess interest shall be inapplicable.
ARTICLE 12 — EXCULPATION
     Section 12.1 Exculpation. Notwithstanding anything to the contrary contained in this Security Instrument, the liability of any party to this Security Instrument to pay the Obligations and for the performance of the other agreements, covenants and obligations contained herein and in the Note, the Loan Agreement and the other Loan Documents shall be limited as set forth in Section 12.9 of the Loan Agreement.

ARTICLE 13 — SUBMISSION TO JURISDICTION
     Section 13.1 Submission to Jurisdiction. With respect to any claim or action arising hereunder or under the Note or the other Loan Documents, each of the Mortgagors (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan in New York, New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Instrument brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Security Instrument will be deemed to preclude Mortgagee from bringing an action or proceeding with respect hereto in any other jurisdiction.
ARTICLE 14 — APPLICABLE LAW
     Section 14.1 CHOICE OF LAW. THIS SECURITY INSTRUMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN OF THIS SECURITY INSTRUMENT, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, AND THE TRANSFER OF ANY INTEREST IN REAL PROPERTY, THE LAWS OF THE STATE WHERE THE LAND IS LOCATED SHALL APPLY.
     Section 14.2 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of Law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Legal Requirements.
ARTICLE 15 — DEFINITIONS
     Section 15.1 General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Mortgagee” shall mean “Mortgagee and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest of any Mortgagor therein, and the phrases “legal fees”, “attorneys’ fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.
     Section 15.2 Headings, etc. The headings and captions of various Articles and Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

ARTICLE 16 — MISCELLANEOUS PROVISIONS
     Section 16.1 No Oral Change. This Security Instrument and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagors or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
     Section 16.2 Intentionally Deleted.
     Section 16.3 Liability. If Mortgagors consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Mortgagors and Mortgagee and their respective successors and assigns forever.
     Section 16.4 Inapplicable Provisions. If any term, covenant or condition of this Security Instrument or any other Loan Document is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument or the other Loan Documents, as the case may be, shall be construed without such provision.
     Section 16.5 Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
     Section 16.6 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
     Section 16.7 Notice. All notices required or permitted under this Security Instrument shall be given and be effective in accordance with Section 12.2 of the Loan Agreement.
ARTICLE 17 — CROSS-COLLATERALIZATION
     Section 17.1 Cross-Collateralization. Mortgagors acknowledge that the Obligations are secured by this Security Instrument together with those additional mortgages, deeds of trust and deeds to secure debt (collectively, the “Other Security Instruments”) given by the other Borrowers and/or certain Affiliates of Mortgagors to Mortgagee, together with their respective Assignments of Leases and other Loan Documents securing or evidencing the Obligations, and encumbering the other Collateral Properties, all as more specifically set forth in the Loan Agreement. Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right to institute a proceeding or proceedings for the total or partial foreclosure of this Security Instrument and any or all of the Other Security Instruments whether by court action, power of sale or otherwise, under any applicable provision of Law, for all of the Obligations or the portion of the Obligations allocated to the Property in the Loan Agreement, and the lien and the security interest created by the Other Security Instruments shall continue in full force and effect without loss of priority as a lien and security interest securing the payment of that portion of the Obligations then due and payable but still outstanding. Mortgagors acknowledge and agree that the Property and the other Collateral Properties are located in one or more States and counties, and therefore Mortgagee shall be permitted to enforce payment of the Obligations and the performance of any term, covenant or condition of the Note, this Security Instrument, the Loan Documents or the Other Security Instruments and exercise any and all rights and remedies under the Note, this Security Instrument, the other Loan Documents or the Other Security Instruments, or as provided by Law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Mortgagee, in its sole discretion, in any one or more of the States or counties in which the Property or any other Collateral Property is located. Neither the acceptance of this Security Instrument, the other Loan Documents or the Other Security Instruments nor the enforcement thereof in any one State or county, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or in any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of the Note, this Security Instrument, the other Loan Documents, or any Other Security Instruments through one or more additional proceedings in that State or county or in any other State or county. Any and all sums received by Mortgagee under the Note, this Security Instrument, and the other Loan Documents shall be applied to the Obligations in such order and priority as Mortgagee shall determine, in its sole discretion, without regard to the Allocated Loan Amount for the Property or any other Collateral Property or the appraised value of the Property or any other Collateral Property.
ARTICLE 18 — SECONDARY MARKET
     Section 18.1 Transfer of Loan. Subject to the provisions of Article 14 of the Loan Agreement, Mortgagee may, at any time, (a) sell, transfer or assign the Note, this Security Instrument and the Other Security Instruments, and any or all servicing rights with respect thereto, or (b) grant participations therein (“Participations”), or (c) issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placements (the “Securities”), or (d) enter into any other Secondary Market Transaction contemplated in Article XIV of the Loan Agreement, which is incorporated herein by reference. In addition to its other right under said Article XIV of the Loan Agreement, Mortgagee may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Participations or Securities, (collectively, an “Investor”) or any Rating Agency rating such Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Mortgagee now has or may hereafter acquire relating to the Loan and to the Mortgagors and the other Loan Parties, any Guarantor and the Property, whether furnished by the Mortgagors, any Guarantor or otherwise, as Mortgagee determines necessary or desirable. Mortgagors irrevocably waive any and all rights they may have under Laws to prohibit such disclosure, including, but not limited to any right of privacy.
     Section 18.2 Cooperation. Mortgagors and any Guarantor agree to cooperate with Mortgagee in connection with any transfer made or any Securities created pursuant to this Article 18, including, without limitation, complying with all of the terms and conditions of Article XIV of the Loan Agreement.
     Section 18.3 Reserves/Escrows. If Securities are issued in connection with the Loan, all funds held by Mortgagee in escrow or pursuant to reserves in accordance with this Security Instrument or the Other Security Instruments shall be deposited in eligible accounts at eligible institutions as then defined and required by the Rating Agencies.

ARTICLE 19 — [GROUND LEASE PROVISIONS]
     Section 19.1 No Merger of Fee and Leasehold Estates; Releases. So long as any portion of the Obligations shall remain unpaid, unless Mortgagee shall otherwise consent, the fee title to the Land, the Leasehold Estate created by the Ground Lease and the subleasehold estate created by the Operating Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Mortgagors, Owner, Ground Lessee or in any other Person by purchase, operation of law or otherwise. Mortgagee reserves the right, at any time, to release portions of the Property, including, but not limited to, the Leasehold Estate and the subleasehold estate created by the Operating Lease, with or without consideration, at Mortgagee’s election, without waiving or affecting any of its rights hereunder or under the Note or the other Loan Documents and any such release shall not affect Mortgagee’s rights in connection with the portion of the Property not so released.
     Section 19.2 Mortgagor’s Acquisition of Fee Estate. So long as any portion of the Obligations remains unpaid, the lien created by this Security Instrument shall include and be deemed to be spread to cover Owner’s fee simple title to the Land and other portions of the Property in which Owner holds an interest, and said fee simple title shall be deemed to be included in the Property. Owner agrees, at its sole cost and expense, including without limitation, Mortgagee’s reasonable attorneys’ fees, to (i) execute any and all documents or instruments necessary to subject its fee simple title to the Land to the lien of this Security Instrument; and (ii) provide a title insurance policy which shall insure that the lien of this Security Instrument is a first lien on Owner’s fee simple title to the Land.
     Section 19.3 Bankruptcy.
          (a) Subject to the terms of the Loan Agreement, Ground Lessee shall not, in any event, including the bankruptcy, reorganization or insolvency of Ground Lessee or Owner, (i) surrender the Leasehold Estate, or any portion thereof, nor terminate, cancel or acquiesce in the rejection of the Ground Lease; or (ii) modify, change, supplement, alter or amend the Ground Lease in any respect, either orally or in writing. Subject to the terms of the Loan Agreement, Ground Lessee does hereby expressly release, assign, relinquish and surrender unto Mortgagee all of Ground Lessee’s right, power and authority to terminate, cancel, acquiesce in the rejection of, modify, change, supplement, alter or amend the Ground Lease in any respect, either orally or in writing, at any time, including in the event of the bankruptcy, reorganization or insolvency of Ground Lessee or Owner, and any attempt on the part of Ground Lessee to exercise any such right without the consent of Mortgagee shall be null and void. Notwithstanding the foregoing, in the event of a threatened termination of the Ground Lease due to the bankruptcy, reorganization or insolvency of Ground Lessee or Owner, Ground Lessee shall, at Mortgagee’s election, absolutely assign to Mortgagee, in lieu of such termination, all of Ground Lessee’s right, title and interest in and to the Ground Lease.
          (b) If the Ground Lease is rejected by Owner, as debtor in possession, or by a trustee for Owner, pursuant to Section 365 of the Bankruptcy Code, Ground Lessee shall not exercise its right to elect under Section 365(h)(1) of the Bankruptcy Code to terminate or treat the Ground Lease as terminated. Any such election made shall be null and void. In any event, Ground Lessee hereby waives, for the benefit of Mortgagee, its successors and assigns only, and not enforceable by anyone else, the provisions of Section 365 of the Bankruptcy Code, or of any statute or rule of law now or hereafter in effect which gives or purports to give Ground Lessee any right of election to terminate the Ground Lease, to acquiesce in the termination of the

Ground Lease or to surrender possession of the Property in the event of the bankruptcy, reorganization or insolvency of Owner or any other party.
          (c) If Owner, as debtor in possession, or by a trustee for Owner, attempts to transfer its interest in the Land and the Improvements free and clear of the Ground Lease pursuant to Section 363 of the Bankruptcy Code, Ground Lessee shall not consent, acquiesce or fail to object to such attempted transfer. Any such consent, acquiescence or failure to object made shall be null and void. In any event, Ground Lessee hereby waives, for the benefit of Mortgagee, its successors and assigns only, and not enforceable by anyone else, the provisions of Section 363 of the Bankruptcy Code, or of any statute or rule of law now or hereafter in effect which gives or purports to give Ground Lessee any right to consent to or acquiesce in the transfer of Owner’s interest in the Land and the Improvements free and clear of the Ground Lease, to acquiesce in the termination of the Ground Lease or to surrender possession of the Property in the event of the bankruptcy, reorganization or insolvency of Owner or any other party.
ARTICLE 20 — [OPERATING LEASE PROVISIONS]
     Section 20.1 No Merger of Leasehold and Sub-Leasehold Estates; Release. So long as any portion of the Obligations shall remain unpaid, unless Mortgagee shall otherwise consent, the Leasehold Estate and the subleasehold estate therein created pursuant to the provision of the Operating Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Operating Lessee, Ground Lessee or Owner, or in any other Person by purchase, operation of law or otherwise. Mortgagee reserves the right, at any time, to release portions of the Property, including, but not limited to, the subleasehold estate created by the Operating Lease, with or without consideration, at Mortgagee’s election, without waiving or affecting any of its rights hereunder or under the Note or any of the other Loan Documents and any such release shall not affect Mortgagee’s rights in connection with the portion of the Property not so released.
     Section 20.2 Subordination/Purchase Rights. (a) Any option to purchase, right of first refusal to purchase, right of first refusal to lease additional space at the Property or any interest therein, right to bid at any sale of the Property by foreclosure, power of sale, or otherwise, or any similar right of Operating Lessee, whether pursuant to the Operating Lease or otherwise (collectively, the “Purchase Rights”), are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of this Security Instrument and to the lien hereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Operating Lease or such other document containing any Purchase Right. Operating Lessee hereby acknowledges and agrees that its right to receive any payments pursuant to the terms of the Operating Lease is subordinate to the payment of the interest, principal and other sums due pursuant to the Loan Agreement, the Note and the other Loan Documents.
          (b) Operating Lessee represents and warrants that (i) Operating Lessee is the sole owner and holder of all of the Purchase Rights; (ii) Operating Lessee has not granted or made any assignment, transfer, conveyance or other disposition of the Purchase Rights; (iii) Operating Lessee has not granted or created any lien or encumbrance of any Purchase Rights; and (iv) Operating Lessee has not exercised any Purchase Rights.

          (c) Operating Lessee hereby agrees that so long as the Loan is outstanding, Operating Lessee shall not exercise any of the Purchase Rights or assign, transfer or convey all or any of the Purchase Rights.
          (d) Mortgagors agree to notify Mortgagee in writing of (i) the proposed exercise of any of the Purchase Rights not less than thirty (30) days prior to the date of the exercise of any of the Purchase Rights, (ii) any notice given to any Mortgagor with respect to exercise of any of the Purchase Rights, concurrently with the giving of such notice to the applicable Mortgagor, and shall include a copy of any notice given to such Mortgagor with respect to such exercise and (iii) any proposed assignment, transfer or conveyance of all or any of the Purchase Rights, or agreement to do so, in the case of Operating Lessee, not less than thirty (30) days prior to the date of any such assignment, transfer or conveyance, and in the case of Ground Lessee, concurrently with Ground Lessee’s receipt of any notice of such proposed assignment, transfer or conveyance.
     Section 20.3 Mortgagors’ Fee Simple Estate. The lien of this Security Instrument shall encumber and be deemed to be spread to cover the fee simple title to the Land, and said fee simple title shall be deemed to be included in the Property. Mortgagors agree, at their sole cost and expense, including without limitation, Mortgagee’s reasonable attorney’s fees, to (i) execute any and all documents or instruments necessary to further evidence or perfect the fact that the fee simple estate in the Property is subject to the lien of this Security Instrument; and (ii) provide a title insurance policy which shall insure that the lien of this Security Instrument is a first lien on Mortgagors’ fee simple title to the Property.
     Section 20.4 Consent of Ground Lessee. Notwithstanding anything to the contrary set forth in the Operating Lease, including, without limitation, Article 11 thereof, Ground Lessee hereby consents to the granting by Operating Lessee to Mortgagee, pursuant to this Security Instrument, of a security interest in the Operating Lease and the subleasehold estate created thereby in the Land, and all of Operating Lessee’s right, title and interest in and to the Property.
     Section 20.5 Consent and Waiver of Operating Lessee. Notwithstanding anything to the contrary set forth in the Operating Lease, including, without limitation, Article 34 thereof, Operating Lessee hereby consents to the granting by Ground Lessee to Mortgagee, pursuant to this Security Instrument, of a security interest in the Ground Lease and the Leasehold Estate created thereby, and all of Ground Lessee’s right, title and interest in and to the Property, and Operating Lessee hereby acknowledges and agrees that the provisions set forth in Section 34.1 of the Operating Lease with respect to the granting of encumbrances by Ground Lessee shall not be effective as to this Security Instrument.
     Section 20.6 Bankruptcy.
          (a) Subject to the terms of the Loan Agreement, Operating Lessee shall not, in any event, including the bankruptcy, reorganization or insolvency of Operating Lessee, Ground Lessee or Owner, (i) surrender the subleasehold estate in the Land created by the Operating Lease, or any portion thereof, nor terminate, cancel or acquiesce in the rejection of the Operating Lease; or (ii) modify, change, supplement, alter or amend the Operating Lease in any respect, either orally or in writing. Subject to the terms of the Loan Agreement, Operating Lessee does hereby expressly release, assign, relinquish and surrender unto Mortgagee all of Operating Lessee’s right, power and authority to terminate, cancel, acquiesce in the rejection of, modify, change, supplement, alter or amend the Operating Lease in any respect, either orally or in writing, at any time, including in the event of the bankruptcy, reorganization or insolvency of Operating Lessee, Ground Lessee or Owner, and any attempt on the part of Operating Lessee to exercise any such right without the consent of Mortgagee shall be null and void. Notwithstanding the foregoing, in the event of a threatened termination of the Operating Lease due to the bankruptcy, reorganization or insolvency of Ground Lessee or Owner, Operating Lessee shall, at Mortgagee’s election, absolutely assign to Mortgagee, in lieu of such termination, all of Operating Lessee’s right, title and interest in and to the Operating Lease.
          (b) If the Operating Lease is rejected by Ground Lessee or Owner, as debtor in possession, or by a trustee for Ground Lessee or Owner, pursuant to Section 365 of the Bankruptcy Code, Operating Lessee shall not exercise its right to elect under Section 365(h)(1) of the Bankruptcy Code to terminate or treat the Operating Lease as terminated. Any such election made shall be null and void. In any event, Operating Lessee hereby waives, for the benefit of Mortgagee, its successors and assigns only, and not enforceable by anyone else, the provisions of Section 365 of the Bankruptcy Code, or of any statute or rule of law now or hereafter in effect which gives or purports to give Operating Lessee any right of election to terminate the Operating Lease, to acquiesce in the termination of the Operating Lease or to surrender possession of the Property in the event of the bankruptcy, reorganization or insolvency of Ground Lessee, Owner or any other party.
          (c) If Ground Lessee or Owner, as debtor in possession, or by a trustee for Ground Lessee or Owner, attempts to transfer its interest in the Land and the Improvements free and clear of the Operating Lease pursuant to Section 363 of the Bankruptcy Code, Operating Lessee shall not consent, acquiesce or fail to object to such attempted transfer. Any such consent, acquiescence or failure to object made shall be null and void. In any event, Operating Lessee hereby waives, for the benefit of Mortgagee, its successors and assigns only, and not enforceable by anyone else, the provisions of Section 363 of the Bankruptcy Code, or of any statute or rule of law now or hereafter in effect which gives or purports to give Operating Lessee any right to consent to or acquiesce in the transfer of Owner’s or Ground Lessee’s interest in the Land and the Improvements free and clear of the Operating Lease, to acquiesce in the termination of the Operating Lease or to surrender possession of the Property in the event of the bankruptcy, reorganization or insolvency of Ground Lessee, Owner or any other party.
ARTICLE 21 — [STATE SPECIFIC PROVISIONS]
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     IN WITNESS WHEREOF, this Security Instrument has been executed by Mortgagors as of the day and year first above written.
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By:
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Title:

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By:
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By:
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ACKNOWLEDGMENTS
STATE OF
COUNTY OF
     The foregoing instrument was acknowledged before me on the       day of                      , 20      by                                            , the                                            of                                           , a(n)                                            , the                       of                                            , a(n)                      , on behalf of said                      , and who        is known to me, OR                       has produced                       as identification.

[SEAL]
Notary Public

MY COMMISSION EXPIRES:
STATE OF
COUNTY OF
     The foregoing instrument was acknowledged before me on the       day of                      , 20___ by                                           , the                                            of                                           , a(n)                                           , the                       of                                           , a(n)                      , on behalf of said                      , and who       is known to me, OR       has produced                       as identification.

[SEAL]
Notary Public

MY COMMISSION EXPIRES:

STATE OF
COUNTY OF
     The foregoing instrument was acknowledged before me on the ___day of                      , 20___ by                                           , the                                            of                                           , a(n)                                           , the                       of                                           , a(n)                      , on behalf of said                      , and who       is known to me, OR       has produced                       as identification.

[SEAL]
Notary Public

MY COMMISSION EXPIRES:

EXHIBIT A
(DESCRIPTION OF LAND)